Exhibit 99.1

Datadog Announces Fourth Quarter and Fiscal Year 2024 Financial Results

February 13, 2025

Fourth quarter revenue grew 25% year-over-year to $738 million
Strong growth of larger customers, with 462 $1 million+ ARR customers, up from 396 a year ago
Launched On-Call for general availability

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its fourth quarter and fiscal year ended December 31, 2024.
"We are pleased with our strong execution in fiscal year 2024, with 26% year-over-year revenue growth, $871 million in operating cash flow, and $775 million in free cash flow," said Olivier Pomel, co-founder and CEO of Datadog. "During 2024, we delivered hundreds of new features and capabilities to help our customers as they migrate to the cloud and adopt new technologies like next-gen AI."
Pomel added, “Looking forward to 2025, we are excited about our plans to deliver more innovation and help our customers with their complex challenges in modern Observability, Cloud Security, Software Delivery, Cloud Service Management, and Product Analytics."
Fourth Quarter 2024 Financial Highlights:
•Revenue was $738 million, an increase of 25% year-over-year.
•GAAP operating income was $9 million; GAAP operating margin was 1%.
•Non-GAAP operating income was $179 million; non-GAAP operating margin was 24%.
•GAAP net income per diluted share was $0.13; non-GAAP net income per diluted share was $0.49.
•Operating cash flow was $265 million, with free cash flow of $241 million.
•Cash, cash equivalents and marketable securities were $4.2 billion as of December 31, 2024.
Fiscal Year 2024 Financial Highlights:
•Revenue was $2.68 billion, an increase of 26% year-over-year.
•GAAP operating income was $54 million; GAAP operating margin was 2%.

•Non-GAAP operating income was $674 million; non-GAAP operating margin was 25%.
•GAAP net income per diluted share was $0.52; non-GAAP net income per diluted share was $1.82.
•Operating cash flow was $871 million, with free cash flow of $775 million.
Fourth Quarter & Recent Business Highlights:
•As of December 31, 2024, we had 462 customers with ARR of $1 million or more, an increase of 17% from 396 as of December 31, 2023. As of December 31, 2024, we had about 3,610 customers with ARR of $100,000 or more, an increase of 13% from 3,190 as of December 31, 2023.
•Issued $1 billion aggregate principal amount of 0% Convertible Senior Notes due 2029 in a private placement. The notes will be general unsecured obligations of Datadog and will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on December 1, 2029, unless earlier converted, redeemed or repurchased.
•Announced a new modern approach to Cloud SIEM, which doesn't require dedicated staff or specialized teams to activate the solution. This approach makes it easy for teams to onboard, de-risk migrations and democratize security practices while disrupting traditional models, which can be costly and resource intensive.
•Expanded its Database Monitoring product to observe MongoDB databases. Datadog Database Monitoring supports the five most popular database types—MongoDB, Postgres, MySQL, SQL Server and Oracle.
•At AWS re:Invent, highlighted Datadog's continued investment in its Amazon Web Services (AWS) monitoring product portfolio, which covers all aspects of a customers' tech stack, including AI/ML applications as well as serverless and containerized environments.
•Announced the launch of Kubernetes Active Remediation, which builds on Datadog's automated troubleshooting capabilities to provide curated remediation guidance, best practices and end-to-end issue management for Kubernetes organizations.

First Quarter and Fiscal Year 2025 Outlook:
Based on information as of today, February 13, 2025, Datadog is providing the following guidance:
•First Quarter 2025 Outlook:
◦Revenue between $737 million and $741 million.
◦Non-GAAP operating income between $162 million and $166 million.

◦Non-GAAP net income per share between $0.41 and $0.43, assuming approximately 366 million weighted average diluted shares outstanding.
•Fiscal Year 2025 Outlook:
◦Revenue between $3.175 billion and $3.195 billion.
◦Non-GAAP operating income between $655 million and $675 million.
◦Non-GAAP net income per share between $1.65 and $1.70, assuming approximately 369 million weighted average diluted shares outstanding.
The dilutive effect of our 0.125% Convertible Senior Notes due 2025 and our 0% Convertible Senior Notes due 2029 using the if-converted method is reflected in our guidance for weighted average diluted shares outstanding for the first quarter 2025 and each of the four quarters for the fiscal year 2025. However, upon conversion or maturity of such convertible notes, we may choose to satisfy our obligations using cash, shares of our common stock or a combination of both.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the fourth quarter and fiscal year 2024 and outlook for the first quarter and the fiscal year 2025
•When: February 13, 2025 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website

About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, user experience monitoring, cloud security and many other capabilities to provide unified, real-time observability and security for our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to sales and marketing, research and development expenses, net interest and other income, cash taxes, investments and capital expenditures, and Datadog’s future financial performance, including its outlook for the first quarter and fiscal year 2025 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our dependence on existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 8, 2024. Additional information will be made available in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, free cash flow and free cash flow margin. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) amortization of issuance costs; and (5) an assumed provision for income taxes based on our long-term projected tax rate. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog's geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In June 2020 and December 2024, Datadog issued $747.5 million of 0.125% convertible senior notes due 2025 and $1.0 billion of 0% convertible senior notes due 2029, respectively. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$737,727	589,649	$2,684,275	$2,128,359
Cost of revenue (1)(2)(3)	144,178	104,829	515,531	409,908
Gross profit	593,549	484,820	2,168,744	1,718,451
Operating expenses:
Research and development (1)(3)	316,314	253,250	1,152,703	962,447
Sales and marketing (1)(2)(3)	207,947	159,980	756,605	609,276
General and administrative (1)(3)	59,896	43,848	205,152	180,192
Total operating expenses	584,157	457,078	2,114,460	1,751,915
Operating income (loss)	9,392	27,742	54,284	(33,464)
Other income:
Interest expense (4)	(2,643)	(1,292)	(7,068)	(6,302)
Interest income and other income, net	47,077	30,817	156,724	100,001
Other income, net	44,434	29,525	149,656	93,699
Income before provision for income taxes	53,826	57,267	203,940	60,235
Provision for income taxes	8,232	3,274	20,194	11,667
Net income	$45,594	53,993	$183,746	$48,568
Net income per share - basic	$0.13	$0.16	$0.55	$0.15
Net income per share - diluted	$0.13	$0.15	$0.52	$0.14
Weighted average shares used in calculating net income per share:
Basic	340,320	328,895	336,172	324,033
Diluted	360,940	352,907	358,636	350,292

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$8,052	$5,126	$26,221	$17,578
Research and development	97,276	83,489	363,301	313,096
Sales and marketing	33,598	26,880	122,079	101,937
General and administrative	19,535	12,626	58,735	49,689
Total	$158,461	$128,121	$570,336	$482,300

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,104	$1,987	$5,642	$8,041
Sales and marketing	207	208	825	825
Total	$1,311	$2,195	$6,467	$8,866

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$68	$88	$446	$364
Research and development	7,410	6,236	31,134	21,449
Sales and marketing	873	909	4,694	5,917
General and administrative	1,653	1,361	6,852	4,811
Total	$10,004	$8,594	$43,126	$32,541

(4) Includes amortization of issuance costs as follows:
Interest expense	$1,089	$849	$3,761	$3,388
Total	$1,089	$849	$3,761	$3,388

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,246,983	$330,339
Marketable securities	2,942,076	2,252,559
Accounts receivable, net of allowance for credit losses of $16,302 and $12,096 as of December 31, 2024 and 2023, respectively	598,919	509,279
Deferred contract costs, current	56,095	44,938
Prepaid expenses and other current assets	67,042	41,022
Total current assets	4,911,115	3,178,137
Property and equipment, net	226,970	171,872
Operating lease assets	172,512	126,562
Goodwill	360,381	352,694
Intangible assets, net	3,711	9,617
Deferred contract costs, non-current	86,573	73,728
Other assets	24,077	23,462
TOTAL ASSETS	$5,785,339	$3,936,072
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$107,731	$87,712
Accrued expenses and other current liabilities	127,136	127,631
Operating lease liabilities, current	31,970	21,974
Convertible senior notes, net, current	634,023	—
Deferred revenue, current	961,853	765,735
Total current liabilities	1,862,713	1,003,052
Operating lease liabilities, non-current	196,905	138,128
Convertible senior notes, net, non-current	979,282	742,235
Deferred revenue, non-current	22,693	21,210
Other liabilities	9,383	6,093
Total liabilities	3,070,976	1,910,718
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	2,689,013	2,181,267
Accumulated other comprehensive loss	(4,701)	(2,218)
Retained earnings (accumulated deficit)	30,048	(153,698)
Total stockholders’ equity	2,714,363	2,025,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,785,339	$3,936,072

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45,594	$53,993	$183,746	$48,568
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,706	12,031	54,933	44,465
Accretion of discounts on marketable securities	(12,393)	(15,365)	(51,932)	(41,621)
Amortization of issuance costs	1,089	849	3,761	3,388
Net loss on conversion inducement and capped call settlement	599	—	599	—
Amortization of deferred contract costs	14,279	10,984	52,047	39,207
Stock-based compensation, net of amounts capitalized	158,461	128,121	570,336	482,300
Non-cash lease expense	7,002	7,050	27,263	26,382
Allowance for credit losses on accounts receivable	4,473	2,836	14,847	11,933
Loss on disposal of property and equipment	1,308	287	1,660	706
Changes in operating assets and liabilities:
Accounts receivable, net	(116,327)	(111,467)	(104,485)	(121,661)
Deferred contract costs	(24,725)	(26,869)	(76,048)	(69,481)
Prepaid expenses and other current assets	(16,581)	(3,194)	(26,654)	(13,508)
Other assets	(4,639)	(225)	(1,003)	1,018
Accounts payable	17,034	505	25,610	57,773
Accrued expenses and other liabilities	4,083	27,753	(1,626)	(40,489)
Deferred revenue	170,265	132,937	197,549	230,974
Net cash provided by operating activities	265,228	220,226	870,603	659,954
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(507,309)	(546,156)	(2,653,242)	(2,558,013)
Maturities of marketable securities	428,445	396,582	2,018,832	1,864,557
Proceeds from sale of marketable securities	233	602	201	36,995
Purchases of property and equipment	(7,761)	(10,395)	(34,719)	(27,586)
Capitalized software development costs	(16,495)	(8,541)	(60,781)	(34,820)
Cash paid for acquisition of businesses; net of cash acquired	(6,477)	(6,129)	(7,131)	(12,498)
Net cash used in investing activities	(109,364)	(174,037)	(736,840)	(731,365)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,243	3,505	7,444	20,909
Proceeds for issuance of common stock under the employee stock purchase plan	21,179	17,384	43,686	37,370
Proceeds from issuance of 2029 Convertible Senior Notes, net of issuance costs	978,881	—	978,881	—
Proceeds from settlement of capped calls related to 2025 Convertible Senior Notes	54,725	—	54,725	—
Purchase of capped calls related to 2029 Convertible Senior Notes	(100,900)	—	(100,900)	—
Repayments of 2025 Convertible Senior Notes	(196,704)	—	(196,753)	—
Net cash provided by financing activities	759,424	20,889	787,083	58,279

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,723)	1,952	(4,202)	1,183

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	909,565	69,030	916,644	(11,949)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	337,418	261,309	330,339	342,288
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$1,246,983	$330,339	$1,246,983	$330,339

RECONCILIATION OF CASH AND CASH EQUIVALENTS WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$1,246,983	$330,339	$1,246,983	$330,339
Total cash and cash equivalents	$1,246,983	$330,339	$1,246,983	$330,339

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$593,549	$484,820	$2,168,744	$1,718,451
Plus: Stock-based compensation expense	8,052	5,126	26,221	17,578
Plus: Amortization of acquired intangibles	1,104	1,987	5,642	8,041
Plus: Employer payroll taxes on employee stock transactions	68	88	446	364
Non-GAAP gross profit	$602,773	$492,021	$2,201,053	$1,744,434
GAAP gross margin	80%	82%	81%	81%
Non-GAAP gross margin	82%	83%	82%	82%

Reconciliation of operating expenses
GAAP research and development	$316,314	$253,250	$1,152,703	$962,447
Less: Stock-based compensation expense	(97,276)	(83,489)	(363,301)	(313,096)
Less: Employer payroll taxes on employee stock transactions	(7,410)	(6,236)	(31,134)	(21,449)
Non-GAAP research and development	$211,628	$163,525	$758,268	$627,902

GAAP sales and marketing	$207,947	$159,980	$756,605	$609,276
Less: Stock-based compensation expense	(33,598)	(26,880)	(122,079)	(101,937)
Less: Amortization of acquired intangibles	(207)	(208)	(825)	(825)
Less: Employer payroll taxes on employee stock transactions	(873)	(909)	(4,694)	(5,917)
Non-GAAP sales and marketing	$173,269	$131,983	$629,007	$500,597

GAAP general and administrative	$59,896	$43,848	$205,152	$180,192
Less: Stock-based compensation expense	(19,535)	(12,626)	(58,735)	(49,689)
Less: Employer payroll taxes on employee stock transactions	(1,653)	(1,361)	(6,852)	(4,811)
Non-GAAP general and administrative	$38,708	$29,861	$139,565	$125,692

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$9,392	$27,742	$54,284	$(33,464)
Plus: Stock-based compensation expense	158,461	128,121	570,336	482,300
Plus: Amortization of acquired intangibles	1,311	2,195	6,467	8,866
Plus: Employer payroll taxes on employee stock transactions	10,004	8,594	43,126	32,541
Non-GAAP operating income	$179,168	$166,652	$674,213	$490,243
GAAP operating margin	1%	5%	2%	(2)%
Non-GAAP operating margin	24%	28%	25%	23%

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of net income
GAAP net income	$45,594	$53,993	$183,746	$48,568
Plus: Stock-based compensation expense	158,461	128,121	570,336	482,300
Plus: Amortization of acquired intangibles	1,311	2,195	6,467	8,866
Plus: Employer payroll taxes on employee stock transactions	10,004	8,594	43,126	32,541
Plus: Amortization of issuance costs	1,089	849	3,761	3,388
Non-GAAP net income before non-GAAP tax adjustments	$216,459	$193,752	$807,436	$575,663
Income tax effects and adjustments(1)	38,953	38,101	153,608	111,672
Non-GAAP net income after non-GAAP tax adjustments	$177,506	$155,651	$653,828	$463,991
Net income per share before non-GAAP tax adjustments - basic	$0.64	$0.59	$2.40	$1.78
Net income per share before non-GAAP tax adjustments - diluted	$0.60	$0.55	$2.25	$1.64

Net income per share after non-GAAP tax adjustments - basic	$0.52	$0.47	$1.94	$1.43
Net income per share after non-GAAP tax adjustments - diluted	$0.49	$0.44	$1.82	$1.32

Shares used in non-GAAP net income per share calculations:
Basic	340,320	328,895	336,172	324,033
Diluted	360,940	352,907	358,636	350,292

1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$265,228	$220,226	$870,603	$659,954
Less: Purchases of property and equipment	(7,761)	(10,395)	(34,719)	(27,586)
Less: Capitalized software development costs	(16,495)	(8,541)	(60,781)	(34,820)
Free cash flow	$240,972	$201,290	$775,103	$597,548
Free cash flow margin	33%	34%	29%	28%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

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